                          VARCO STOCK OPTION AGREEMENT
                          ----------------------------

     STOCK OPTION AGREEMENT, dated as of March 22, 2000 (this "Agreement"), by
                                                               ---------
and between Tuboscope, a Delaware corporation (the "Grantee"), and Varco, a
                                                    -------
California corporation (the "Grantor").
                             -------

     WHEREAS, the Grantee and the Grantor are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which
                                                  ----------------
provides, among other things, for the merger (the "Merger") of Grantor with and
                                                   ------
into the Grantee;

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase certain shares of the authorized and unissued Common Stock of the Grantor, together with any associated rights under the Rights Agreement, dated as of November 6, 1997 (the "Varco Rights Agreement"), between Grantor and
                                   -----------------------
Harris Trust Company of California, as amended (the "Common Stock") , upon the
                                                     ------------
terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and in the Merger Agreement, the parties hereto agree as follows:

     1. The Option; Exercise; Adjustments; Payment of Spread; Termination.
        -----------------------------------------------------------------

        (a) Contemporaneously herewith the Grantee and the Grantor are entering into the Merger Agreement, and Grantor has amended the Varco Rights Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to
                                                  ------
13,023,985 shares (representing approximately 19.9% of the outstanding shares of Common Stock as of the date hereof) of Common Stock (the "Option Shares") at a
                                                          -------------
cash purchase price equal to $14.56 per Option Share (the "Purchase Price").
                                                           --------------
Subject to the conditions set forth in Section 2, the Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Varco Termination Fee (as defined in the Merger Agreement) pursuant to Section 8.03(e) of the Merger Agreement and prior to the termination of the Option in accordance with the terms of this Agreement.

        (b) Without limiting any restriction on the Grantor contained in this Agreement or the Merger Agreement, in the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number and type of Option Shares subject to the Option and the purchase price per Option Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Option Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding

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immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 13,023,985.

        (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying
                                                 ---------------
the total number of Option Shares that the Grantee wishes to purchase and a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 business days and not
                          -------
earlier than the next business day following the date such notice is given for the closing of such purchase.

        (d) After the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Varco Termination Fee pursuant to
Section 8.03(e) of the Merger Agreement, the Grantee may (i) at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof elect, in lieu of exercising the Option to purchase Option Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise
                                                           -------------
Notice") specifying a date not later than 20 business days and not earlier than
------
10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Option Shares subject to the Option as Grantee shall specify, or (ii) at any time prior to 30 days after the first anniversary of the Merger Termination Date (as defined in
Section 1(e)), if the Grantee has exercised the Option and purchased the Option Shares hereunder, Grantee may send a written notice to the Grantor (the "Put
                                                                         ---
Notice") specifying a date not later than 20 business days and not earlier than
------
10 business days following the date such notice is given on which date the Grantee may sell to the Grantor Option Shares purchased hereunder and the Grantor shall pay to the Grantee an amount in cash equal to the higher of (m) the Alternative Purchase Price (as hereinafter defined) or (n) the average of the closing sales prices of the shares of Common Stock on the New York Stock Exchange (the "NYSE") for the five trading days ending five days prior to the
               ----
date the Put Notice is given, multiplied by the number of such Option Shares to be sold by the Grantee to the Grantor on such date (such purchase and sale to be closed in a manner substantially consistent with the procedures outlined in
Section 3 hereof). As used herein "Spread" shall mean the excess, if any, over
                                   ------
the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Alternative Transaction (as defined in Section 8.03(g) of the Merger Agreement) (the "Alternative Purchase
                                                          --------------------
Price") or (y) the average of the closing sales prices of the shares of Common
-----
Stock on the NYSE for the five trading days ending five days prior to the date of the Cash Exercise Notice is given. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of
(A) the fixed cash amount, if any, included in the Alternative Purchase Price plus (B) the fair market value of such other property determined in accordance with the procedures set forth in Section 7(b) (but using the date of the Cash Exercise Notice or the Put Notice, as the case may be, is given). Upon exercise of the Grantee's right to receive cash pursuant to Section 1(d)(i) and the payment of such cash to the Grantee, the obligations of the Grantor to deliver Option Shares pursuant to Section 3 shall be terminated with respect to such number of Option Shares for which the Grantee shall have elected to be paid the Spread.

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         (e)  The right to exercise the Option shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the Varco Termination Fee pursuant to Section 8.03(e) of the Merger Agreement, (iii) the date on which the Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 10) and (iv) 180 days after the date (the "Merger Termination Date") on which the
                                       -----------------------
Merger Agreement is terminated pursuant to circumstances under which the Grantee is entitled to receive the Varco Termination Fee pursuant to Section 8.03(e) of the Merger Agreement (the date referred to in clause (iv) being hereinafter referred to as the "Option Expiration Date"); provided that if the Option cannot
                    ----------------------
be exercised or the Option Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

     2.  Conditions to Delivery of Option Shares.  The Grantor's obligation to
         ---------------------------------------
deliver Option Shares upon exercise of the Option is subject to the following conditions:

         (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Option Shares shall be in effect;

         (b) Any applicable waiting periods under the HSR Act shall have expired or been terminated; and

         (c) The Grantee shall have become entitled to terminate the Merger Agreement under circumstances that would entitle the Grantee to receive the Varco Termination Fee pursuant to Section 8.03(e) of the Merger Agreement.

     3.  The Closing.
         -----------

         (a) Any closing hereunder shall take place on the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Pircher, Nichols & Meeks, 1999 Avenue of the Stars, Los Angeles, California, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a
 ------------
certificate or certificates representing the Option Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Option Shares from the Grantor at the price per Option Share equal to the Purchase Price. Unless otherwise specified in this Agreement, any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of immediately available funds to a bank designated by the party receiving such funds.

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         (b)  Certificates for the Option Shares delivered on the Closing Date will have typed or printed thereon a restrictive legend which will read substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE VARCO STOCK OPTION AGREEMENT DATED AS OF MARCH 22, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF VARCO AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act of 1933, as amended (the "Securities Act"), in the above
                                             --------------
legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Grantor a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Grantor and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     4.  Representations and Warranties of the Grantor.  The Grantor represents
         ---------------------------------------------
and warrants to the Grantee that: (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles and to the California General Corporation Law; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Option Shares issuable upon exercise of the Option and the Option Shares, when issued and delivered by the Grantor upon the exercise of the Option in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of any lien, security interest or other adverse claim and free of any preemptive rights; (d) except as otherwise required by the HSR Act and, except for routine filings under the Securities Exchange Act of 1934, as amended, and the listing of the Option Shares in accordance with Section 6, the execution and delivery of this Agreement by the Grantor and the

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consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, require a consent or waiver under, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, stock market rule, judgment, ordinance, decree or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; (e) no "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation is or shall be applicable to the acquisition of Option Shares pursuant to this Agreement; and (f) the Varco Rights Agreement has been amended so that the Grantee is exempt from the definition of "Acquiring Person" contained in the Varco Rights Agreement, and no "Shares Acquisition Date" or "Distribution Date" or "Triggering Event" (as such terms are defined in the Varco Rights Agreement) will occur as a result of the execution of this Agreement by the Grantor or the exercise of the Option by the Grantee.

     5.  Representations and Warranties of the Grantee.  The Grantee represents
         ---------------------------------------------
and warrants to the Grantor that: (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of the Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6.  Listing of Option Shares; HSR Act Filings; Governmental Consents.  The
         ----------------------------------------------------------------
Grantor shall use its best efforts to cause the Option Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date; provided, however, that if the Grantor is unable to effect such
              --------  -------
listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Option Shares upon the Closing Date. The Grantor shall as promptly as practicable, make all necessary filings with respect to this Agreement and the Option required under the HSR Act and use its best efforts to obtain all necessary approvals thereunder as promptly as practicable. Each of the parties hereto will use its best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated herein.

     7.  Right of First Refusal.  If the Grantee exercises the Option in whole
         ----------------------
or in part and at any time thereafter and prior to the earlier of (a) the occurrence of a Change in Control Event (as defined herein) or (b) 30 days after the first anniversary of the Merger Termination Date, seeks to sell all or any part of the Option Shares purchased (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to achieve a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer by operation of law upon consummation of a merger), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Option Shares:

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                 (a)     The Grantee shall give notice to the Grantor in writing
of its intent to sell Option Shares (a "Disposition Notice"), specifying the
                                        ------------------
number of Option Shares to be sold, the price and, if applicable, the identity of the proposed transferee and the material terms of any agreement relating thereto. For purposes of this Section 7, if the Disposition Notice is given with respect to the sale of the Option Shares pursuant to a tender or exchange officer, it shall be assumed that all Option Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Exercise Notice.

                 (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration
                                                                      ----------
Date") if such Disposition Notice was given at least four business days prior to
----
such Expiration Date), to purchase all, but not less than all, of the Option Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the NYSE for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee
                --------  -------
and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Option Shares by the Grantor (or its designee) pursuant to this Section 7, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Option Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

                 (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Option Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if

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written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time
                                        --------  -------
prior to the closing of the purchase of Option Shares hereunder, the Grantee may determine not to sell the Option Shares and revoke the Disposition Notice and, by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Option Shares by wire transfer of immediately available funds to a bank designated by the Grantee.

              (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for 90 days following the expiration of such time for exercise to sell the Option Shares (or enter into an agreement to sell the Option Shares) specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided that if such sale is not consummated within such 90-day period (or the agreement to sell entered into in such 90-day period is not thereafter performed in accordance with its terms), then the provisions of this Section 7 will again apply to the sale of such Option Shares.

              (e)     For purposes of the Agreement, a "Change in Control
                                                        -----------------
Event" shall be deemed to have occurred if (i) any person has acquired
-----
beneficial ownership of more than 50% (excluding the Option Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 30% or more of the assets of the Grantor and its subsidiaries, taken as a whole.


        8.    Repurchase of Option Shares.  If a Change in Control Event has
              ---------------------------
notbeginning on such anniversary date, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Option
               ----------------
Shares at the greater of (i) the Purchase Price, or (ii) the average closing price of the Common Stock on the NYSE for the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within 30 days following the first anniversary of the Merger Termination Date, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 10 business days and not earlier than two business days following the date such notice is given) for the closing of such purchase.

        9.    Registration Rights.
              -------------------

              (a) In the event that the Grantee shall desire to sell any of the Option Shares within two years after the purchase of such Option Shares pursuant to the exercise of the Option, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Option Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters registering such Option Shares for resale, including, without limitation, promptly filing and using its best efforts to cause to be declared effective a registration statement which complies with the

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requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days in the aggregate if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                 (b) If the Common Stock is registered pursuant to the provisions of this Section 9, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Option Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Option Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss,
           --------  -------
liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does
                                  --------  -------
not apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

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        10.      Profit Limitation.
                 -----------------

                 (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $35,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount,
                  ------------
the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Option Shares previously purchased by Grantee (valued at the average closing price of the Common Stock on the NYSE for the five trading days ending on the trading date immediately preceding the date of delivery), (ii) pay cash or deliver other consideration to the Grantor, or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

                 (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit and, if exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in
Section 1(a) hereof.

                 (c)     As used herein, the term "Total Profit" shall mean the
                                                   ------------
aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 8.03(e) of the Merger Agreement, (ii)
(x) the amount received by Grantee pursuant to the Grantor's repurchase of Option Shares pursuant to Sections 1(d), 7 or 8 hereof, less (y) the Grantee's aggregate purchase price for such Option Shares, (iii) the amount received by Grantee in respect of a Cash Exercise Notice pursuant to Section 1(d) hereof, and (iv) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's aggregate purchase price for such Option Shares.

                 (d)     As used herein, the term "Notional Total Profit" with
                                                   ---------------------
respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

        11.      Expenses.  Each party hereto shall pay its own expenses
                 --------
incurred in connection with this Agreement, except as otherwise specifically provided herein.

        12.      Specific Performance.  The Grantor acknowledges that if the
                 --------------------
Grantor fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should

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institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such equitable relief.

        13.    Notice.  All notices, requests, demands and other communications
               ------
hereunder shall be sent in the manner and to the addresses set forth in the Merger Agreement.

        14.    Parties in Interest.  Nothing in this Agreement, express or
               -------------------
implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

        15.    Entire Agreement; Amendments.  This Agreement, together with the
               ----------------------------
Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. The terms of this Agreement may be amended, modified or waived only by an agreement in writing signed by the party against whom such amendment, modification or waiver is sought to be enforced.

        16.    Assignment.  No party to this Agreement may assign any of its
               ----------
rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Grantee (provided that such assignment shall not relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations). Any Option Shares sold or transferred by the Grantee to any other person or entity in compliance with the terms hereof (other than a direct or indirect wholly-owned subsidiary of the Grantee) shall no longer have the benefit of the rights provided for herein with respect to such Option Shares (including without limitation those set forth in Sections 1(d) and 9) and shall no longer be subject to the restrictions or rights in favor of the Grantor provided for herein with respect to such Option Shares (including without limitation those set forth in Sections 7 and 8).

        17.    Headings.  The section headings herein are for convenience only
               --------
and shall not affect the construction of this Agreement.

        18.    Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

        19.    Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

        20.    Survival.  All representations and warranties contained in this
               --------
Agreement shall survive delivery of and payment for the Option Shares.

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

        21.    Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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

     IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                    TUBOSCOPE INC.



                                    By:    /s/ John F. Lauletta
                                           --------------------
                                           Name:  John Lauletta
                                           Name:  Chief Executive Officer


                                    VARCO INTERNATIONAL, INC.



                                    By:    /s/ George Boyadjieff
                                           ---------------------
                                           Name:  George Boyadjieff
                                           Title:  Chief Executive Officer

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